Exhibit 99.1
The First Bancshares, Inc. Reports Results for First Quarter ended March 31, 2024
HATTIESBURG, Miss.--(BUSINESS WIRE)--April 24, 2024--The First Bancshares, Inc. (“FBMS” or “the Company”) (NASDAQ: FBMS), holding company for The First Bank, (www.thefirstbank.com) reported today financial results for the quarter ended March 31, 2024.
Highlights for the Quarter:
•Net income available to common shareholders totaled $20.6 million for the quarter ended March 31, 2024, representing an increase of 86.7% when compared to $11.0 million for the quarter ended December 31, 2023. Several one-time items are detailed in the tables located in the appendix of this release.
•Excluding one-time items detailed in the tables located in the appendix of this release, net earnings available to common shareholders, operating (non-GAAP) increased $1.9 million, or 10.1% to $20.6 million for the quarter ended March 31, 2024 as compared to $18.7 million for the quarter ended December 31, 2023.
•Total deposits increased $247.5 million for the quarter ended March 31, 2024 representing an increase of 3.8% as compared to the quarter ended December 31, 2023.
•Annualized net interest margin decreased 8 basis points to 3.20% for the quarter ended March 31, 2024 from 3.28% for the quarter ended December 31, 2023 due to the reduction of accretion income as well as increased deposit cost.
•Core net interest margin decreased 4 basis points during the quarter ended March 31, 2024 from 3.14% to 3.10%.
•Cost of deposits averaged 178 basis points for the first quarter of 2024 compared to 154 basis points for the fourth quarter 2023.
•Total loans decreased $30.1 million for the quarter ended March 31, 2024, representing net decrease of 2.3% on an annualized basis, as compared to the quarter ended December 31, 2023. SBA loan sales represented $23.1 million of the decrease.
•Past due loans to total loans were $13.4 million or 0.26% for the quarter ending March 31, 2024, compared to $11.7 million, or 0.23% for the quarter ending December 31, 2023, and $11.6 million, or 0.23% for the quarter ending March 31, 2023.
•Annualized quarter-to-date net charge-offs to total loans were $0.1 million, or 0.01% for the quarter ending March 31, 2024, compared to $0.8 million, or 0.06% for the quarter ending December 31, 2023 and $0.1 million, or 0.01% for the quarter ending March 31, 2023.
•Nonperforming assets to total assets were $18.4 million, or 0.23% for the quarter ending March 31, 2024, compared to $20.2 million, or 0.25% for the quarter ending December 31, 2023, and $22.5 million, 0.28% for the quarter ending March 31, 2023.
•For additional information, see the investor presentation filed and available under presentations and press releases included in the investor relations section of the Company's website: www.thefirstbank.com.
M. Ray “Hoppy” Cole, Jr., President and Chief Executive Officer, commented, “We are pleased with our overall results for the quarter. Operating income increased 10% quarter over quarter due to reduced operating expenses and some stabilization in the margin. Total deposits increased $42 million or 0.6% year over year and although loans were down at quarter end, pipelines actually grew and are in a strong position for this point in the year. Credit quality remains stable with low past dues and low non-performing assets. All in all, a solid quarter and good start to the year.”

Quarterly Earnings
Net income available to common shareholders totaled $20.6 million for the quarter ended March 31, 2024, an increase of $9.6 million, or 86.7%, when compared to $11.0 million for the quarter ended December 31, 2023.
Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) increased $1.9 million, or 10.1%, to $20.6 million for quarter ended March 31, 2024 as compared to $18.7 million for the quarter ended December 31, 2023. The increase in net earnings is attributable to a decrease in non-interest expense of $1.0 million and a decrease in provision for credit losses of $1.3 million.
The Company recorded no provision for credit losses for the quarter ended March 31, 2024 and $1.3 million for the quarter ended December 31, 2023.
Earnings Per Share
For the first quarter of 2024, diluted earnings per share were $0.65 compared to $0.35 for the fourth quarter of 2023 and $0.52 for the first quarter of 2023.
Diluted earnings per share, operating (non-GAAP) were $0.65 for the first quarter of 2024 compared to $0.59 for the fourth quarter of 2023 and $0.86 for the first quarter of 2023.
Balance Sheet
Consolidated assets decreased $35.6 million to $7.964 billion at March 31, 2024 from $7.999 billion at December 31, 2023. Loans decreased $30.1 million, or 0.6%, for the quarterly comparison.
Total loans were $5.140 billion for the quarter ended March 31, 2024, as compared to $5.170 billion for the quarter ended December 31, 2023, and $4.970 billion for the quarter ended March 31, 2023, representing a decrease of $30.1 million, or 0.6%, for the sequential quarter comparison, and an increase of $170.2 million, or 3.4%, for the prior year quarterly comparison.
Total deposits were $6.710 billion for the quarter ended March 31, 2024, as compared to $6.463 billion for the quarter ended December 31, 2023, and $6.668 billion for the quarter ended March 31, 2023, representing an increase of $247.5 million, or 3.8%, for the sequential quarter comparison, and an increase of $42.4 million, or 0.6%, for the prior year quarterly comparison.
Deposits increased $247.5 million, or 3.8% for the prior quarter comparison. Excluding an increase in public funds of $256.9 million, deposits decreased $9.4 million, or 0.2% for the prior quarter comparison.
Book value per share increased to $30.45 at March 31, 2024 from $30.22 at December 31, 2023.
Asset Quality
Nonperforming assets totaled $18.4 million at March 31, 2024, a decrease of $1.8 million compared to $20.2 million at December 31, 2023 and a decrease of $4.1 million compared to $22.5 million at March 31, 2023.
Nonaccrual loans totaled $11.0 million, an increase of $0.3 million as compared to December 31, 2023 and a decrease of $6.4 million as compared to March 31, 2023.
The ratio of the allowance for credit losses (ACL) to total loans was 1.05% at March 31, 2024, 1.05% at December 31, 2023 and 1.06% at March 31, 2023. The ratio of annualized net charge-offs to total loans was 0.01% for the quarter ended March 31, 2024 compared to 0.06% for the quarter ended December 31, 2023 and 0.01% for the quarter ended March 31, 2023.
First Quarter 2024 vs Fourth Quarter 2023 Earnings Comparison
Net income available to common shareholders for the first quarter of 2024 increased $9.6 million to $20.6 million compared to $11.0 million for the fourth quarter of 2023.

Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) increased $1.9 million, or 10.1%, to $20.6 million for quarter ended March 31, 2024 as compared to $18.7 million for the quarter ended December 31, 2023. The increase in net earnings is attributable to a decrease in non-interest expense of $1.0 million and a decrease in provision for credit losses of $1.3 million.
Net interest income for the first quarter of 2024 was $57.3 million as compared to $57.7 million for the fourth quarter of 2023, a decrease of $0.3 million. The decrease was largely due to the decrease in accretion of purchase accounting adjustments of $0.6 million as well as increased interest expense of $3.3 million partially offset by an increase in interest income of $2.9 million.
First quarter 2024 net interest margin of 3.20% included 15 basis points related to purchase accounting adjustments compared to 3.28% for the fourth quarter in 2023, which included 19 basis points related to purchase accounting adjustments.
Core net interest margin decreased 4 basis points to 3.10% for the first quarter of 2024 from 3.14% for the fourth quarter of 2023.
Investment securities totaled $1.745 billion, or 21.9% of total assets at March 31, 2024, compared to $1.735 billion, or 21.7% of total assets at December 31, 2023. The average balance of investment securities decreased $11.0 million in sequential-quarter comparison. The average tax equivalent yield on investment securities (non-GAAP) increased 11 basis points to 2.48% from 2.37% in sequential-quarter comparison. The investment portfolio had a net unrealized loss of $127.6 million at March 31, 2024 as compared to a net unrealized loss of $121.9 million at December 31, 2023.
The average yield on all earning assets (non-GAAP) increased in sequential-quarter comparison from 5.04% to 5.12%. Interest expense on average interest bearing liabilities increased 18 basis points from 2.47% for the fourth quarter of 2023 to 2.65% for the first quarter of 2024.
Cost of all deposits averaged 178 basis points for the first quarter of 2024 compared to 154 basis points for the fourth quarter of 2023. This increase was a result of rising interest rates and competition for deposits.
Non-interest income increased $10.3 million from $2.3 million in the fourth quarter of 2023 to $12.7 million in the first quarter of 2024, primarily attributable to a $9.7 million loss on sales of available for sale investment securities in the fourth quarter for 2023.
Non-interest expense for the first quarter of 2024 was $43.4 million compared to $44.4 million for the fourth quarter of 2023, a decrease of $1.0 million.
First Quarter 2024 vs. First Quarter 2023 Earnings Comparison
Net income available to common shareholders for the first quarter of 2024 totaled $20.6 million compared to $16.3 million for the first quarter of 2023, an increase of $4.4 million or 26.8%.
Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) decreased $6.5 million, or 23.9%, to $20.6 million for quarter ended March 31, 2024, as compared to $27.1 million for the quarter ended March 31, 2023. This decrease is attributable to a decrease in net interest income of $7.6 million.
Net interest income for the first quarter of 2024 was $57.3 million, a decrease of $7.6 million or 11.7% when compared to the first quarter of 2023. Fully tax equivalent (“FTE”) net interest income (non-GAAP) totaled $58.3 million and $65.9 million for the first quarter of 2024 and 2023, respectively. Purchase accounting adjustments increased $1.0 million for the first quarter comparisons. The decrease was largely due to increased interest expense due to increased competition for deposits.
First quarter of 2024 net interest margin was 3.20%, which included 15 basis points related to purchase accounting adjustments compared to 3.63% for the same quarter in 2023, which included 19 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) decreased 38 basis points in prior year quarterly comparison primarily due to an increase in rates on interest bearing liabilities.
Non-interest income increased $0.1 million for the first quarter of 2024 as compared to the first quarter of 2023.

First quarter 2024 non-interest expense was $43.4 million, a decrease of $2.2 million, or 4.9% as compared to the first quarter of 2023. Excluding acquisition charges, non-interest expense increased $1.5 million of which salaries and employee benefits increased $ 1.0 million.
Investment securities totaled $1.745 billion, or 21.9% of total assets at March 31, 2024, compared to $1.962 billion, or 24.5% of total assets at March 31, 2023. For the first quarter of 2024 compared to the first quarter of 2023, the average balance of investment securities decreased $217.3 million. The average tax equivalent yield on investment securities (non-GAAP) increased 17 basis points to 2.48% from 2.31% in the prior year quarterly comparison. The investment portfolio had a net unrealized loss of $127.6 million at March 31, 2024 as compared to a net unrealized loss of $137.6 million at March 31, 2023.
The average yield on all earning assets increased 63 basis points in prior year quarterly comparison, from 4.49% for the first quarter of 2023 to 5.12% for the first quarter of 2024. Interest expense on average interest bearing liabilities increased 141 basis points from 1.24% for the first quarter of 2023 to 2.65% for the first quarter of 2024.
Cost of all deposits averaged 178 basis points for the first quarter of 2024 compared to 72 basis points for the first quarter of 2023.
Declaration of Cash Dividend
The Company announced that its Board of Directors declared a cash dividend of $0.25 per share to be paid on its common stock on May 23, 2024 to shareholders of record as of the close of business on May 7, 2024.
Conference Call
The Company will host a conference call for analysts and investors to discuss the Company’s financial results at 10:00 a.m. Central Time on Thursday, April 25, 2024. Investors and analysts may participate by clicking on the Participant Conference Link: https://register.vevent.com/register/BIbc177289ae6b45cc8d010c66fc8b81d9. An audio archive of the conference call along with the transcript will be available within 24-48 hours after the call and placed in the Investor Relations section of our website.
About The First Bancshares, Inc.
The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank (“The First”). Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.
Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes pre-tax, pre-provision operating earnings, FTE net interest income, FTE net interest margin, core net interest margin, FTE average yield on investment securities, FTE average yield on all earning assets, total tangible common equity, tangible book value per common share, net earnings available to common shareholders, operating, diluted earnings per share, operating, efficiency ratio, operating and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Fully-tax equivalent, or "FTE", financial metrics are measures used by management to evaluate the corresponding GAAP financial metrics in a manner that takes into account the tax benefits associated with income sources that are exempt from state or federal taxes. Core net interest margin is used by management to measure the net return on earnings assets, which includes investment securities, loans, and leases but excludes certain income and expense items that the Company's management considers to be non-core/adjusted in nature. Similarly, "operating" financial metrics, including operating efficiency ratio and operating earnings per share, are used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Management uses "tangible" financial metrics, including tangible common equity and tangible book value, to measure the value of the Company's assets net of intangible assets, such as goodwill. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value, net interest margin, common equity, net earnings available to common shareholders, diluted earnings per share, efficiency ratio, average yield on investment securities, average yield on all earning assets, or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).
Forward Looking Statements
This news release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) prevailing, or changes in, economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations, including the effects of declines in the real estate market, high unemployment rates, inflationary pressure, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; (3) interest rate risk, including the effects of rising interest rates; (4) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (5) changes in applicable laws, rules, or regulations; (6) risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; (7) changes in management’s plans for the future; (8) credit risk associated with our lending activities; (9) changes in loan demand, real estate values, or competition; (10) changes in accounting principles, policies, or guidelines; (11) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company's participation in and execution of government programs related to the COVID-19 pandemic and related variants; (12) higher inflation and its impacts; (13) significant turbulence or disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (14) potential impacts of the adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; (15) the effects of war or other conflicts including the impacts relating to or resulting from Russia's military action in Ukraine or the conflict in Israel and surrounding areas, and (16) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.
These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the SEC, which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands except per share data)
EARNINGS DATA	Quarter Ended 3/31/24	Quarter Ended 12/31/23	Quarter Ended 9/30/23	Quarter Ended 6/30/23	Quarter Ended 3/31/23
Total Interest Income	$91,663	$88,720	$85,681	$86,194	$80,338
Total Interest Expense	34,322	31,055	24,977	20,164	15,412
Net Interest Income	57,341	57,665	60,704	66,030	64,926
Net Interest Income excluding PPP Fee Income	57,340	57,664	60,703	66,029	64,718
FTE net interest income*	58,339	58,651	61,696	67,028	65,924
Provision for credit losses	—	1,250	1,000	1,250	11,000
Non-interest income	12,679	2,346	19,324	12,423	12,612
Non-interest expense	43,425	44,433	47,724	46,899	45,670
Earnings before income taxes	26,595	14,328	31,304	30,304	20,868
Income tax expense	5,967	3,281	6,944	6,525	4,597
Net income available to common shareholders	$20,628	$11,047	$24,360	$23,779	$16,271

PER COMMON SHARE DATA
Basic earnings per share	$0.66	$0.35	$0.78	$0.76	$0.52
Diluted earnings per share	0.65	0.35	0.77	0.75	0.52
Diluted earnings per share, operating*	0.65	0.59	0.76	0.85	0.86
Quarterly dividends per share	0.25	0.24	0.23	0.22	0.21
Book value per common share at end of period	30.45	30.22	28.57	28.64	28.58
Tangible book value per common share at period end*	19.70	19.35	17.62	17.62	17.49
Market price at end of period	25.95	29.33	26.97	25.84	25.83
Shares outstanding at period end	31,528,748	31,399,803	31,404,231	31,406,220	31,364,973
Weighted average shares outstanding:
Basic	31,475,254	31,401,612	31,405,439	31,378,364	31,309,458
Diluted	31,630,745	31,587,506	31,609,564	31,591,665	31,541,213

AVERAGE BALANCE SHEET DATA
Total assets	$8,005,574	$7,917,303	$7,873,345	$7,882,130	$8,003,254
Loans and leases	5,158,071	5,145,228	5,038,928	4,982,368	4,975,663
Total deposits	6,599,287	6,440,774	6,466,141	6,501,372	6,816,473
Total common equity	952,708	901,530	905,070	901,499	868,995
Total tangible common equity*	612,470	558,889	560,071	554,792	538,903

SELECTED RATIOS
Annualized return on avg assets (ROA)	1.03%	0.56%	1.24%	1.21%	0.81%
Annualized return on avg assets, operating*	1.03%	0.95%	1.22%	1.36%	1.36%
Annualized pre-tax, pre-provision, operating*	1.33%	1.31%	1.62%	1.81%	1.78%
Annualized return on avg common equity, operating*	8.66%	8.32%	10.63%	11.91%	12.48%
Annualized return on avg tangible common equity, operating*	13.48%	13.41%	17.17%	19.35%	20.13%
Average loans to average deposits	78.16%	79.89%	77.93%	76.64%	72.99%
FTE Net Interest Margin*	3.26%	3.33%	3.52%	3.82%	3.69%
Efficiency Ratio	61.15%	72.84%	58.90%	59.02%	58.15%
Efficiency Ratio, operating*	61.14%	62.00%	56.06%	53.87%	53.32%
*See reconciliation of non-GAAP financial measures
CREDIT QUALITY
Allowance for credit losses (ACL) as a % of total loans	1.05%	1.05%	1.05%	1.05%	1.06%
Nonperforming assets to tangible equity + ACL	2.72%	3.05%	3.69%	3.57%	3.73%
Nonperforming assets to total loans + OREO	0.36%	0.39%	0.44%	0.43%	0.45%
Annualized QTD net charge-offs (recoveries) to total loans	0.006%	0.061%	0.004%	0.070%	0.010%

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Assets
Cash and cash equivalents	$339,964	$355,147	$197,632	$194,050	$333,491
Securities available for sale	1,088,568	1,042,365	1,141,971	1,199,103	1,249,791
Securities held to maturity	622,574	654,539	658,524	663,473	678,161
Other investments	34,094	37,754	35,872	35,725	34,423
Total investment securities	1,745,236	1,734,658	1,836,367	1,898,301	1,962,375
Loans held for sale	4,241	2,914	5,960	6,602	4,073
Total loans	5,139,952	5,170,042	5,089,800	5,010,925	4,969,776
Allowance for credit losses	(53,959)	(54,032)	(53,565)	(52,614)	(52,450)
Loans, net	5,085,993	5,116,010	5,036,235	4,958,311	4,917,326
Premises and equipment	181,194	182,162	183,740	186,381	186,688
Other Real Estate Owned	6,743	8,320	4,920	5,588	5,066
Goodwill and other intangibles	338,946	341,332	343,869	346,104	347,777
Other assets	261,442	258,802	275,562	266,771	260,520
Total assets	$7,963,759	$7,999,345	$7,884,285	$7,862,108	$8,017,316

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$1,836,952	$1,849,013	$1,967,661	$2,086,666	$2,082,441
Interest-bearing deposits	4,873,403	4,613,859	4,512,364	4,405,601	4,585,515
Total deposits	6,710,355	6,462,872	6,480,025	6,492,267	6,667,956
Borrowings	110,000	390,000	302,000	280,000	250,000
Subordinated debentures	123,472	123,386	128,300	128,214	154,127
Other liabilities	60,020	74,053	76,739	62,181	48,806
Total liabilities	7,003,847	7,050,311	6,987,064	6,962,662	7,120,889
Total shareholders’ equity	959,912	949,034	897,221	899,446	896,427
Total liabilities and shareholders’ equity	$7,963,759	$7,999,345	$7,884,285	$7,862,108	$8,017,316

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Interest Income:
Loans, including fees	$76,172	$74,357	$70,349	$68,057	$64,264
Investment securities	11,248	10,803	10,614	10,815	11,707
Accretion of purchase accounting adjustments	2,627	3,235	4,277	6,533	3,469
Other interest income	1,616	325	441	789	898
Total interest income	91,663	88,720	85,681	86,194	80,338
Interest Expense:
Deposits	29,182	24,489	19,314	14,613	12,183
Borrowings	3,022	4,500	3,556	3,264	959
Subordinated debentures	1,887	1,807	1,849	2,138	2,176
Accretion of purchase accounting adjustments	231	259	258	149	94
Total interest expense	34,322	31,055	24,977	20,164	15,412
Net interest income	57,341	57,665	60,704	66,030	64,926
Provision for credit losses	—	1,250	1,000	1,250	11,000
Net interest income after provision for credit losses	57,341	56,415	59,704	64,780	53,926

Non-interest Income:
Service charges on deposit accounts	3,367	3,447	3,646	3,425	3,657
Mortgage Income	704	582	878	773	633
Interchange Fee Income	4,195	4,593	5,280	4,543	4,498
Gain (Loss) on securities, net	(48)	(9,670)	2	(48)	—
Treasury Awards	—	—	6,197	—	—
Loss on sale of premises and equipment	—	(524)	(104)	—	—
Other charges and fees	4,461	3,918	3,425	3,730	3,824
Total non-interest income	12,679	2,346	19,324	12,423	12,612

Non-interest expense:
Salaries and employee benefits	24,508	23,717	22,807	23,315	23,572
Occupancy expense	5,714	5,688	5,343	5,041	5,296
FDIC/OCC premiums	1,008	1,263	1,158	758	670
Marketing	139	71	559	45	158
Amortization of core deposit intangibles	2,385	2,385	2,385	2,391	2,402
Other professional services	1,833	2,309	1,499	1,570	1,068
Acquisition and charter conversion charges	8	593	588	4,101	3,793
Other non-interest expense	7,830	8,407	13,385	9,678	8,711
Total non-interest expense	43,425	44,433	47,724	46,899	45,670
Earnings before income taxes	26,595	14,328	31,304	30,304	20,868
Income tax expense	5,967	3,281	6,944	6,525	4,597
Net income available to common shareholders	$20,628	$11,047	$24,360	$23,779	$16,271

Diluted earnings per common share	$0.65	$0.35	$0.77	$0.75	$0.52
Diluted earnings per common share, operating*	$0.65	$0.59	$0.76	$0.85	$0.86

*See reconciliation of non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2024	2023
Interest Income:
Loans, including fees	$76,171	$64,056
PPP loan fee income	1	208
Investment securities	11,248	11,707
Accretion of purchase accounting adjustments	2,627	3,469
Other interest income	1,616	898
Total interest income	91,663	80,338
Interest Expense:
Deposits	29,182	12,183
Borrowings	3,022	959
Subordinated debentures	1,887	2,176
Amortization of purchase accounting adjustments	231	94
Total interest expense	34,322	15,412
Net interest income	57,341	64,926
Provision for credit losses	—	11,000
Net interest income after provision for credit losses	57,341	53,926

Non-interest Income:
Service charges on deposit accounts	3,367	3,657
Mortgage Income	704	633
Interchange Fee Income	4,195	4,498
Gain (loss) on securities, net	(48)	—
Bargain Purchase Gain and gain on sale of premises and equipment	—	(1)
Other charges and fees	4,461	3,825
Total non-interest income	12,679	12,612

Non-interest expense:
Salaries and employee benefits	24,508	23,571
Occupancy expense	5,714	5,296
FDIC/OCC premiums	1,008	670
Marketing	139	158
Amortization of core deposit intangibles	2,385	2,402
Other professional services	1,833	1,068
Acquisition & charter conversion charges	8	3,793
Other non-interest expense	7,830	8,712
Total non-interest expense	43,425	45,670
Earnings before income taxes	26,595	20,868
Income tax expense	5,967	4,597
Net income available to common shareholders	20,628	16,271

Diluted earnings per common share	$0.65	$0.52
Diluted earnings per common share, operating*	$0.65	$0.86
*See reconciliation of non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands)
COMPOSITION OF LOANS	March 31, 2024	Percent of Total	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	Percent of Total
Commercial, financial and agricultural	$737,511	14.3%	$765,422	$753,120	$753,415	$750,371	15.1%
Real estate – construction	633,804	12.3%	629,660	633,682	634,120	691,285	13.9%
Real estate – commercial	2,356,552	45.8%	2,377,864	2,317,666	2,251,710	2,181,384	43.9%
Real estate – residential	1,330,589	25.9%	1,311,395	1,298,980	1,286,343	1,262,244	25.4%
Lease Financing Receivable	1,794	—%	1,292	1,548	1,187	2,056	—%
Obligations of States & subdivisions	28,541	0.6%	29,316	29,650	31,137	31,652	0.6%
Consumer	51,161	1.0%	55,094	55,154	53,013	50,784	1.0%
Loans held for sale	4,241	0.1%	2,914	5,960	6,602	4,073	0.1%
Total loans	$5,144,193	100%	$5,172,957	$5,095,760	$5,017,527	$4,973,849	100.0%

COMPOSITION OF DEPOSITS	March 31, 2024	Percent of Total	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	Percent of Total
Non-interest bearing	$1,836,952	27.4%	$1,849,013	$1,967,661	$2,086,666	$2,082,441	31.2%
NOW and other	2,135,343	31.7%	1,914,792	1,962,383	2,014,420	2,095,599	31.4%
Money Market/Savings	1,656,688	24.7%	1,623,311	1,532,822	1,565,212	1,678,609	25.2%
Time Deposits of less than $250,000	816,153	12.2%	813,877	766,553	627,782	562,240	8.4%
Time Deposits of $250,000 or more	265,219	4.0%	261,879	250,606	198,187	249,067	3.8%
Total Deposits	$6,710,355	100%	$6,462,872	$6,480,025	$6,492,267	$6,667,956	100.0%

ASSET QUALITY DATA	March 31, 2024		December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Nonaccrual loans	$10,961		$10,691	$17,423	$16,037	$17,312
Loans past due 90 days and over	687		1,163	53	—	73
Total nonperforming loans	11,648		11,854	17,476	16,037	17,385
Other real estate owned	6,743		8,320	4,920	5,588	5,066
Total nonperforming assets	$18,391		$20,174	$22,396	$21,625	$22,451

Nonperforming assets to total assets	0.23%		0.25%	0.28%	0.28%	0.28%
Nonperforming assets to total loans + OREO	0.36%		0.39%	0.44%	0.43%	0.45%
ACL to nonperforming loans	463.25%		455.81%	306.51%	328.08%	301.70%
ACL to total loans	1.05%		1.05%	1.05%	1.05%	1.06%

Qtr-to-date net charge-offs (recoveries)	$73		$783	$49	$837	$142
Annualized QTD net chg-offs (recs) to loans	0.006%		0.061%	0.004%	0.070%	0.010%

THE FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	March 31, 2024			December 31, 2023			September 30, 2023			June 30, 2023			March 31, 2023
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate
Taxable securities	$1,342,644	$8,303	2.47%	$1,375,695	$7,892	2.29%	$1,419,343	$7,685	2.17%	$1,473,166	$7,867	2.14%	$1,565,623	$8,758	2.24%
Tax-exempt securities	468,432	3,944	3.37%	446,348	3,897	3.49%	463,329	3,921	3.39%	470,742	3,946	3.35%	462,718	3,946	3.41%
Total investment securities	1,811,076	12,247	2.70%	1,822,043	11,789	2.59%	1,882,672	11,606	2.47%	1,943,908	11,813	2.43%	2,028,341	12,704	2.51%
Int bearing dep in other banks	189,785	1,616	3.41%	70,193	325	1.85%	79,448	441	2.22%	93,464	789	3.38%	146,663	898	2.45%
Loans	5,158,071	78,798	6.11%	5,145,228	77,592	6.03%	5,038,928	74,626	5.92%	4,982,368	74,590	5.99%	4,975,663	67,734	5.45%
Total interest earning assets	7,158,932	92,661	5.18%	7,037,464	89,706	5.10%	7,001,048	86,673	4.95%	7,019,740	87,192	4.97%	7,150,667	81,336	4.55%
Other assets	846,642			879,839			872,297			862,390			852,587
Total assets	$8,005,574			$7,917,303			$7,873,345			$7,882,130			$8,003,254

Interest-bearing liabilities:
Deposits	$4,803,277	$29,412	2.45%	$4,533,386	$24,748	2.18%	$4,459,869	$19,572	1.76%	$4,465,800	$14,762	1.32%	$4,738,076	$12,277	1.04%
Borrowed Funds	254,505	3,023	4.75%	361,445	4,500	4.98%	296,963	3,556	4.79%	277,531	3,264	4.70%	77,098	959	4.98%
Subordinated debentures	123,424	1,887	6.12%	126,925	1,807	5.69%	128,251	1,849	5.77%	145,418	2,138	5.88%	155,084	2,176	5.61%
Total interest bearing
liabilities	5,181,206	34,322	2.65%	5,021,756	31,055	2.47%	4,885,083	24,977	2.05%	4,888,749	20,164	1.65%	4,970,258	15,412	1.24%
Other liabilities	1,871,660			1,994,017			2,083,192			2,091,882			2,164,001
Shareholders' equity	952,708			901,530			905,070			901,499			868,995
Total liabilities and
shareholders' equity	$8,005,574			$7,917,303			$7,873,345			$7,882,130			$8,003,254

Net interest
income (FTE)*		$58,339	2.53%		$58,651	2.63%		$61,696	2.91%		$67,028	3.32%		$65,924	3.31%

Net interest margin (FTE)*			3.26%			3.33%			3.52%			3.82%			3.69%

Core net interest margin*			3.10%			3.14%			3.27%			3.43%			3.47%

*See reconciliation for non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
	Three Months Ended
Per Common Share Data	Mar 31, 2024	Dec 31, 2023	Sept 30, 2023	June 30, 2023	Mar 31, 2023
Book value per common share	$30.45	$30.22	$28.57	$28.64	$28.58
Effect of intangible assets per share	10.75	10.87	10.95	11.02	11.09
Tangible book value per common share	$19.70	$19.35	$17.62	$17.62	$17.49

Diluted earnings per share	$0.65	$0.35	$0.77	$0.75	$0.52
Effect of acquisition and charter conversion charges	—	0.02	0.02	0.13	0.11
Tax on acquisition and charter conversion charges	—	(0.01)	(0.01)	(0.03)	(0.02)
Effect of Treasury awards	—	—	(0.20)	—	—
Tax on Treasury awards	—	—	0.05	—	—
Effect on contributions/consulting/advertising related to Treasury awards	—	—	0.17	—	—
Tax on contributions/consulting/advertising related to Treasury awards	—	—	(0.04)	—	—
Initial provision for acquired loans	—	—	—	—	0.34
Tax on initial provision for acquired loans	—	—	—	—	(0.09)
Loss on securities repositioning	—	0.31	—	—	—
Tax loss on securities repositioning	—	(0.08)	—	—	—
Diluted earnings per share, operating	$0.65	$0.59	$0.76	$0.85	$0.86

		Year to Date
		2024		2023
Diluted earnings per share		$0.65		$0.52
Effect of acquisition and charter conversion charges		—		0.11
Tax on acquisition and charter conversion charges		—		(0.02)
Initial provision for acquired loans		—		0.34
Tax on initial provision for acquired loans		—		(0.09)
Diluted earnings per share, operating		$0.65		$0.86

		Year to Date
		2024		2023
Net income available to common shareholders		$20,628		$16,271
Acquisition and charter conversion charges		8		3,793
Tax on acquisition and charter conversion charges		(2)		(960)
Initial provision for acquired loans		—		10,727
Tax on initial provision for acquired loans		—		(2,714)
Net earnings available to common shareholders, operating		$20,634		$27,117

		Three Months Ended
Average Balance Sheet Data		Mar 31, 2024	Dec 31, 2023	Sept 30, 2023	June 30, 2023	Mar 31, 2023
Total average assets	A	$8,005,574	$7,917,303	$7,873,345	$7,882,130	$8,003,254
Total average earning assets	B	$7,158,932	$7,037,464	$7,001,048	$7,019,740	$7,150,667

Common Equity	C	$952,708	$901,530	$905,070	$901,499	$868,995
Less intangible assets		340,238	342,641	344,999	346,707	330,092
Total Tangible common equity	D	$612,470	$558,889	$560,071	$554,792	$538,903

		Three Months Ended
Net Interest Income Fully Tax Equivalent		Mar 31, 2024	Dec 31, 2023	Sept 30, 2023	June 30, 2023	Mar 31, 2023
Net interest income	E	$57,341	$57,665	$60,704	$66,030	$64,926
Tax-exempt investment income		(2,946)	(2,911)	(2,929)	(2,948)	(2,948)
Taxable investment income		3,944	3,897	3,921	3,946	3,946
Net Interest Income Fully Tax Equivalent	F	$58,339	$58,651	$61,696	$67,028	$65,924

Annualized Net Interest Margin	E/B	3.20%	3.28%	3.47%	3.76%	3.63%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.26%	3.33%	3.52%	3.82%	3.69%

Total Interest Income, Fully Tax Equivalent
Total Interest Income	R	$91,663	$88,720	$85,681	$86,194	$80,338
Tax-exempt investment income		(2,946)	(2,911)	(2,929)	(2,948)	(2,948)
Taxable investment income		3,944	3,897	3,921	3,946	3,946
Total Interest Income, Fully Tax Equivalent	G	$92,661	$89,706	$86,673	$87,192	$81,336

Yield on Average Earning Assets	R/B	5.12%	5.04%	4.90%	4.91%	4.49%
Yield on Average Earning Assets, Fully Tax Equivalent	G/B	5.18%	5.10%	4.95%	4.97%	4.55%

Interest Income Investment Securities, Fully Tax Equivalent
Interest Income Investment Securities	S	$11,248	$10,803	$10,614	$10,815	$11,706
Tax-exempt investment income		(2,946)	(2,911)	(2,929)	(2,948)	(2,948)
Taxable investment Income		3,944	3,897	3,921	3,946	3,946
Interest Income Investment Securities, Fully Tax Equivalent	H	$12,246	$11,789	$11,606	$11,813	$12,704

Average Investment Securities	I	$1,811,076	$1,822,043	$1,882,672	$1,943,908	$2,028,341

Yield on Investment Securities	S/I	2.48%	2.37%	2.26%	2.23%	2.31%
Yield on Investment Securities, Fully Tax Equivalent	H/I	2.70%	2.59%	2.47%	2.43%	2.51%

		Three Months Ended
Core Net Interest Margin		Mar 31, 2024	Dec 31, 2023	Sept 30, 2023	June 30, 2023	Mar 31, 2023
Net interest income (FTE)		$58,339	$58,651	$61,696	$67,028	$65,924
Less purchase accounting adjustments		2,627	3,235	4,276	6,533	3,469
Net interest income, net of purchase accounting adj	J	$55,712	$55,416	$57,420	$60,495	$62,455

Total average earning assets		$7,158,932	$7,037,464	$7,001,048	$7,019,740	$7,150,667
Add average balance of loan valuation discount		24,675	27,573	31,269	38,306	42,945
Avg earning assets, excluding loan valuation discount	K	$7,183,607	$7,065,037	$7,032,317	$7,058,046	$7,193,612

Core net interest margin	J/K	3.10%	3.14%	3.27%	3.43%	3.47%

		Three Months Ended
Efficiency Ratio		Mar 31, 2024	Dec 31, 2023	Sept 30, 2023	June 30, 2023	Mar 31, 2023
Operating Expense
Total non-interest expense		$43,425	$44,433	$47,724	$46,899	$45,670
Pre-tax non-operating expenses		(8)	(594)	(5,777)	(4,101)	(3,793)
Adjusted Operating Expense	L	$43,417	$43,839	$41,947	$42,798	$41,877

Operating Revenue
Net interest income, FTE		$58,339	$58,651	$61,696	$67,028	$65,924
Total non-interest income		12,679	2,346	19,324	12,423	12,612
Pre-tax non-operating items		—	9,708	(6,197)	—	—
Adjusted Operating Revenue	M	$71,018	$70,705	$74,823	$79,451	$78,536

Efficiency Ratio, operating	L/M	61.14%	62.00%	56.06%	53.87%	53.32%

		Three Months Ended
Return Ratios		Mar 31, 2024	Dec 31, 2023	Sept 30, 2023	June 30, 2023	Mar 31, 2023
Net income available to common shareholders	N	$20,628	$11,047	$24,360	$23,779	$16,271
Acquisition and charter conversion charges		8	593	588	4,101	3,793
Tax on acquisition and charter conversion charges		(2)	(150)	(149)	(1,037)	(960)
Treasury awards		—	—	(6,197)	—	—
Tax on Treasury awards		—	—	1,568	—	—
Contributions/consulting/advertising related to Treasury awards		—	—	5,190	—	—
Tax on contributions/consulting/advertising related to Treasury awards		—	—	(1,313)	—	—
Initial provision for acquired loans		—	—	—	—	10,727
Tax on initial provision for acquired loans		—	—	—	—	(2,714)
Loss on securities repositioning		—	9,708	—	—	—
Tax loss on securities repositioning		—	(2,457)	—	—	—
Net earnings available to common shareholders, operating	O	$20,634	$18,741	$24,047	$26,843	$27,117

		Three Months Ended
Pre-Tax Pre-Provision Operating Earnings		Mar 31, 2024	Dec 31, 2023	Sept 30, 2023	June 30, 2023	Mar 31, 2023
Earnings before income taxes	P	$26,595	$14,328	$31,304	$30,304	$20,868
Acquisition and charter conversion charges		8	593	588	4,101	3,793
Provision for credit losses		—	1,250	1,000	1,250	11,000
Treasury awards		—	—	(6,197)	—	—
Contributions/consulting/advertising related to Treasury awards		—	—	5,190	—	—
Loss on securities repositioning		—	9,708	—	—	—
Pre-Tax, Pre-Provision Operating Earnings	Q	$26,603	$25,879	$31,885	$35,655	$35,661

Annualized return on avg assets	N/A	1.03%	0.56%	1.24%	1.21%	0.81%
Annualized return on avg assets, oper	O/A	1.03%	0.95%	1.22%	1.36%	1.36%
Annualized pre-tax, pre-provision, oper	Q/A	1.33%	1.31%	1.62%	1.81%	1.78%
Annualized return on avg common equity, oper	O/C	8.66%	8.32%	10.63%	11.91%	12.48%
Annualized return on avg tangible common equity, operating	O/D	13.48%	13.41%	17.17%	19.35%	20.13%
		Three Months Ended
Capital Ratios		Mar 31, 2024*	Dec 31, 2023	Sept 30, 2023	June 30, 2023	Mar 31, 2023
Common equity tier 1 (CET1) ratio		12.2%	12.1%	12.0%	11.5%	11.2%
Leverage (Tier 1) ratio		9.7%	9.7%	9.6%	9.1%	8.8%
Total risk based capital ratio		15.2%	15.0%	15.1%	14.5%	14.7%
Tangible common equity ratio		8.1%	7.9%	7.3%	7.4%	7.2%
*estimated

Contacts

M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998